Exhibit 4.2



NUMBER                                                                    SHARES
[ 0 ]                                                                     [    ]

      INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA JUL 16, 1996

                                                               See Reverse for
                                                             Certain Definitions

                           WORLD WIDE MAGIC NET, INC.

                             TOTAL AUTHORIZED ISSUE
                       50,000,000 SHARES WITHOUT PAR VALUE

                                  COMMON STOCK




This is to Certify that__________________________________________is the owner of

__________________________________________________________________fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
Witness, the seal of the Corporation and the signatures of its duly authorized officers.
Dated


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                          SECRETARY                                    PRESIDENT